Exhibit 1.1
1,500,000 SHARES
CONSOLIDATED WATER CO. LTD.
ORDINARY SHARES

UNDERWRITING AGREEMENT

Philadelphia, Pennsylvania
October __, 2006
JANNEY MONTGOMERY SCOTT LLC
BOENNING & SCATTERGOOD, INC.
BREAN MURRAY, CARRET & CO., LLC
THE SEIDLER COMPANIES INCORPORATED
As Representatives of the Several Underwriters Named in Schedule I hereto
c/o Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, PA 19103
Ladies and Gentlemen:
     Consolidated Water Co. Ltd., a Cayman Islands corporation (“CWCO”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Janney Montgomery Scott LLC, Boenning & Scattergood, Inc., Brean Murray, Carret & Co., LLC, and The Seidler Companies Incorporated are serving as Representatives (the “Representatives”), an aggregate of 1,500,000 Ordinary Shares, par value CI$1.00 per share (the “Ordinary Shares”) of CWCO. The Ordinary Shares to be sold to the Underwriters by CWCO are referred to herein as the “Firm Shares.” The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Firm Shares shall be offered to the public at a public offering price of $_____________ per Firm Share (the “Offering Price”).
     In order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters’ election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, for the Underwriters’ own accounts up to 225,000 additional shares of Ordinary Shares from CWCO. Such 225,000 additional shares of Ordinary Shares are referred to herein as the “Optional Shares.” If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the “Shares.”
     CWCO and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:
     1. Representations and Warranties of CWCO. CWCO represents and warrants to, and agrees with, the several Underwriters that:
          (a) CWCO has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulation thereunder (the “Regulations”) a registration statement on Form F-3 (File No. 333-_________), including a prospectus, relating to the Shares. The term “Registration Statement” as used herein means the registration statement (including all exhibits and information incorporated by reference therein) as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement and includes information (if any) contained in the Prospectus (as defined below). If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” as used herein shall mean the Registration Statement as amended by such post-effective amendment. If CWCO has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (“Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The term “Preliminary Prospectus” shall mean any preliminary prospectus included in the Registration Statement or filed with the SEC pursuant to Rule 424(a) of the Regulations. The term “Statutory Prospectus” shall mean any Preliminary Prospectus, as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein. The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the effective date of the Registration Statement (the “Effective Date”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. The term “Issuer Free Writing Prospectus” shall have the meaning ascribed to it in Rule 433 of the Regulations relating to the Shares, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in CWCO’s record pursuant to Rule 433(g) of the Regulations. The term “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectus, if any, identified in Schedule II hereto and (iii) any other free writing prospectus defined in Rule 405 of the Regulations that is required to be filed by CWCO with the SEC or retained by CWCO under Rule 433 of the Regulations and that all parties hereto expressly agree to treat as part of the Disclosure Package (the “Other Free Writing Prospectus”). For purposes of this Agreement, the “Initial Sale Time” shall mean 5:00

p.m. (Eastern Standard Time) on the date of this Agreement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Statutory Prospectus, the Prospectus, the Issuer Free Writing Prospectus, the Other Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
          (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Statutory Prospectus or the Prospectus, nor has the SEC instituted or, to the knowledge of CWCO, threatened to institute proceedings with respect to such an order. For purposes of this Agreement, “to the knowledge of CWCO,” means the actual knowledge of CWCO and/or any executive officer or director of CWCO, and an individual shall be deemed to have “knowledge” of a particular fact, circumstance or other matter if: (i) such person is actually aware of such fact or matter or (ii) an individual could have obtained such fact, circumstance or other matter through a due inquiry concerning the truth or existence of such fact, circumstance or other matter. No stop order suspending the sale of the Shares in any jurisdiction designated by the Representatives as provided for in Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of CWCO, threatened. CWCO has complied in all material respects with all requests of the SEC, or requests of which CWCO has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Representatives as provided for in Section 5(f) hereof, for additional information to be included in the Registration Statement, the Disclosure Package or the Prospectus.
          (c) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Statutory Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Regulations, (iii) the Statutory Prospectus and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to omissions from or statements in the Registration Statement, the Statutory Prospectus or the Prospectus based upon and in conformity with written information furnished to CWCO by any Underwriter specifically for use therein, and (iv) the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that CWCO believes to be reliable and accurate. With respect to the exception set forth at sub-clause (iii) above, CWCO acknowledges that the only information furnished by any Underwriter for use in the Registration Statement, the Statutory Prospectus or the Prospectus is the information as set forth in Section 13 of this Agreement.
          (d) As of the Initial Sale Time, the Disclosure Package complied in all material respects with the Act and the Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. The Disclosure Package, at the Initial Sale Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to omissions from or statements in the Disclosure Package based upon and in conformity with written information furnished to CWCO by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter for use in the Disclosure Package is the information as set forth in Section 13 of this Agreement.
          (e) CWCO (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than the documents listed on Schedule II hereto. Each such Issuer Free Writing Prospectus complied in all material respects with the Act and has been filed in accordance with the Act (to the extent required thereby). Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which CWCO notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) CWCO has promptly notified or will promptly notify the Representatives and (ii) CWCO has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentences do not apply to omissions from or statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to CWCO by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter for use in any Issuer Free Writing Prospectus is the information as set forth in Section 13 of this Agreement.
          (f) CWCO has not distributed and will not distribute, prior to the later of the last Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares, other than the Registration Statement, the Disclosure Package or the Prospectus.
          (g) Any documents incorporated by reference into the Prospectus pursuant to Item 6 of Form F-3 under the Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and with the rules and regulations promulgated under or pursuant to the Exchange Act, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading.
          (h) CWCO is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus, and to execute, deliver and perform this Agreement. Cayman Water Company Limited (“Cayman Water”) is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus, and to execute, deliver and perform this Agreement. Consolidated Water (Belize) Limited, a corporation incorporated in Belize (“Belize Water”), is a wholly owned subsidiary of CWCO. Belize Water is a corporation duly organized, validly existing and in good standing under the laws of Belize, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus. DesalCo Limited (“DesalCo”) is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus. Ocean Conversion (Cayman) Limited (“OCC”) is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus. Ocean Conversion (BVI) Ltd. (“OCBVI”) is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus. DesalCo (Barbados) Ltd. (“DesalCo Barbados”) is a company duly organized, validly existing and in good standing under the laws of the Barbados, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus. Consolidated Water (Bahamas) Limited (“CWBL”) is a company duly organized, validly existing and in good standing under the laws of The Bahamas, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus. Aquilex, Inc. (“Aquilex”) is a company duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package or the Prospectus. CWCO, Cayman Water, Belize Water, DesalCo, OCC, OCBVI, DesalCo Barbados, CWBL, and Aquilex are duly qualified to do business, and are in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, shareholders’ equity, business or prospects (collectively, the “Business Conditions”) of CWCO, Cayman Water, Belize Water, DesalCo, OCC, OCBVI, DesalCo Barbados, CWBL, and Aquilex. Cayman Water, Belize Water, DesalCo, OCC, OCBVI, DesalCo Barbados, CWBL, and Aquilex are hereinafter sometimes collectively referred to as the “CWCO Subsidiaries” and CWCO and the CWCO Subsidiaries are hereinafter sometimes collectively referred to as the “CWCO Group.”
          (i) [Neither CWCO nor the CWCO Subsidiaries owns any stock or other interest whatsoever, whether equity or debt, in any corporation, partnership or other entity other than (i) CWCO’s ownership of the CWCO Subsidiaries; and (ii) DesalCo’s ownership of DesalCo Barbados.]
          (j) The currently outstanding shares of CWCO’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of CWCO’s capital stock has been issued in violation of any preemptive rights of any security holder of CWCO. The holders of the outstanding shares of CWCO’s capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of CWCO’s capital stock made by or on behalf of CWCO, whether described in the Registration Statement, the Disclosure Package or the Prospectus or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of CWCO, including, without limitation, the outstanding Ordinary Shares, the Shares being issued pursuant hereto, and the outstanding options to purchase Ordinary Shares conform in all material respects with the descriptions thereof in the Registration Statement, the Disclosure Package or the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.
          (k) All of the outstanding shares of capital stock of the CWCO Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and none of the outstanding shares of the CWCO Subsidiaries’ capital stock has been issued in violation of any preemptive rights of any security holder of any of the CWCO Subsidiaries. All shares of the CWCO Subsidiaries, owned by CWCO, are owned by CWCO free and clear of all liens, encumbrances and security interests, except as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in any of the CWCO Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in any of the CWCO Subsidiaries are outstanding, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus.
          (l) There are no legal or governmental proceedings pending or, to the knowledge of CWCO, threatened to which any member of the CWCO Group is a party or to which any of the properties of any member of the CWCO Group is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents concerning the CWCO Group that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
          (m) This Agreement has been duly authorized, executed and delivered by CWCO and constitutes its legal, valid and binding obligation, enforceable against CWCO in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.
          (n) The execution, delivery and performance of this Agreement and the transactions contemplated herein do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of any member of the CWCO Group’s respective governing instruments; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the CWCO Group or require any payment by the CWCO Group or impose any liability on the CWCO Group pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which any member of the CWCO Group is a party or by which any of their respective properties are bound or affected other than this Agreement, except where such breach, default, modification, termination, lien, security interest, charge, encumbrance, payment or liability could not reasonably be expected to have a material adverse effect on the Business Conditions of the CWCO Group, taken as a whole; (iii) assuming compliance with the rules of the National Association of Securities Dealers, Inc. (the “NASD”) applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the CWCO Group or any of their respective properties or businesses, except where such violation could not reasonably be expected to have a material adverse effect on the Business Conditions of the CWCO Group, taken as a whole; or (iv) result in a breach, termination or lapse of any member of the CWCO Group’s corporate power and authority to own or lease and operate their respective properties and conduct their respective businesses, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus.
          (o) At the date or dates indicated in the Registration Statement, the Disclosure Package or the Prospectus, CWCO had the duly authorized and outstanding capitalization set forth in the Registration Statement, the Disclosure Package or the Prospectus under the caption “Capitalization” and will have, as of the issuance of the Firm Shares on the Closing Date (as defined below), the as adjusted capitalization set forth therein as of the date indicated in the Registration Statement, the Disclosure Package or the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date (as defined below), there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of CWCO, except as described in the Registration Statement, the Disclosure Package or the Prospectus, or securities convertible into or exchangeable for capital stock of CWCO, except as described in the Registration Statement, the Disclosure Package or the Prospectus or the grant of options after the date of the Registration Statement, the Disclosure Package or the Prospectus under option plans of CWCO. The information in the Registration Statement, the Disclosure Package or the Prospectus, insofar as it relates to all outstanding options and other rights to acquire securities of CWCO as of the dates referred to in the Registration Statement, the Disclosure Package or the Prospectus, is true and correct in all material respects.

          (p) When the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the laws of the Cayman Islands. Neither the filing of the Registration Statement, the Disclosure Package or the Prospectus, nor the offering or sale of Shares as contemplated by this Agreement, gives any security holder of CWCO any rights for or relating to the registration of any Ordinary Shares or any other capital stock of CWCO or any rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of CWCO.
          (q) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by CWCO of this Agreement and the consummation of the transactions contemplated hereby or described in the Registration Statement, the Disclosure Package or the Prospectus, except (i) such as may be required for the registration of the Shares under the Act, the Exchange Act, and for compliance with the applicable state securities laws or the Bylaws, rules and other pronouncements of the NASD and (ii) as disclosed in the Registration Statement, the Disclosure Package or the Prospectus.
          (r) The Ordinary Shares (including the Shares) are registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding Ordinary Shares are included for quotation on The Nasdaq Global Select Market. Neither CWCO nor, to the knowledge of CWCO, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Ordinary Shares under the Exchange Act. CWCO has not received any notification that the SEC or The Nasdaq Global Select Market is contemplating terminating such registration or quotation.
          (s) The statements in the Registration Statement, the Disclosure Package or the Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.
          (t) Each contract or other instrument (however characterized or described) to which each member of the CWCO Group is a party or by which any of their respective properties or businesses is bound or affected and which is material to the conduct of the CWCO Group’s business has been (i) duly and validly executed by the respective member of the CWCO Group and, (ii) to the knowledge of CWCO, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable in all material respects against the parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity, and no member of the

CWCO Group is, and to the knowledge of CWCO, no other party thereto is, in default thereunder, except where such default would not have a material adverse effect on the Business Conditions of the CWCO Group, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument. All necessary consents under such contracts or other instruments to the disclosure in the Registration Statement, the Disclosure Package or the Prospectus with respect thereto have been obtained.
          (u) The consolidated financial statements of CWCO (including the notes thereto) filed as part of, or incorporated by reference in, the Registration Statement, the Disclosure Package or the Prospectus present fairly, in all material respects, the financial position of CWCO as of the respective dates thereof, and the results of operations and cash flows of CWCO for the periods indicated therein, all in conformity with generally accepted accounting principles. The supporting notes included in the Registration Statement, the Disclosure Package or the Prospectus fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The financial information included in the Registration Statement, the Disclosure Package or the Prospectus under the captions “Prospectus Summary — Summary Financial Data,” “Use of Proceeds,” “Capitalization,” “Dilution” and “Selected Consolidated Financial Data,” presents fairly the information shown therein and has been compiled on a basis consistent with that of the financial statements incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. The unaudited pro forma adjustments to financial information included in the Registration Statement, the Disclosure Package or the Prospectus have been properly applied to the historical amounts in the compilation of that information to reflect the sale by CWCO of the Shares offered thereby at an assumed offering or actual price set forth in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, and the application of the estimated net proceeds therefrom.
          (v) The consolidated financial statements of OCBVI (including the notes thereto) filed as part of, or incorporated by reference in, the Registration Statement, the Disclosure Package or the Prospectus present fairly, in all material respects, the financial position of OCBVI as of the respective dates thereof, and the results of operations and cash flows of OCBVI for the periods indicated therein, all in conformity with generally accepted accounting principles. The supporting notes included in the Registration Statement, the Disclosure Package or the Prospectus fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole.
          (w) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any material loss or damage to any material assets), or development involving a prospective material adverse change, in the Business Conditions of the CWCO Group; (ii) any material adverse change, loss, reduction, termination or non-renewal of any material contract to which a member of the CWCO Group is a party; (iii) any transaction entered into by a member of the CWCO Group not in the ordinary course of its business that is material to the CWCO Group; (iv) any dividend or distribution of any kind declared, paid or made by CWCO on its capital stock; (v) any liabilities or obligations, direct or indirect, incurred by any member of the

CWCO Group that are material to the CWCO Group other than the issuance of shares pursuant to the exercise of options or the grant of options under CWCO’s stock option plans; (vi) any change in the capitalization of any member of the CWCO Group; or (vii) any change in the indebtedness of any member of the CWCO Group that is material to the CWCO Group. The members of the CWCO Group have no contingent liabilities or obligations that are material to the CWCO Group that are not expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus.
          (x) CWCO has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Disclosure Package and the Prospectus. Except for the letter agreement dated September 8, 2006 between CWCO and Janney Montgomery Scott LLC and this Agreement, neither CWCO nor any of its officers, directors or affiliates has (i) taken, nor shall CWCO or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Ordinary Shares, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of CWCO.
          (y) Each member of the CWCO Group has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due. Each member of the CWCO Group has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against any member of the CWCO Group that might materially adversely affect the Business Conditions of the CWCO Group.
          (z) To the knowledge of CWCO, (i) Rachlin, Cohen & Holtz (“Rachlin”), which has given its report on certain financial statements included, or incorporated by reference, as part of the Registration Statement, the Disclosure Package or the Prospectus, is a firm of independent certified public accountants as required by the Act and the Regulations with respect to CWCO, and (ii) KPMG Cayman Islands (“KPMG”), which has given its report on certain financial statements included, or incorporated by reference as part of the Registration Statement, the Disclosure Package or the Prospectus, is a firm of independent certified public accountants as required by the Act and the Regulations with respect to CWCO.
          (aa) No member of the CWCO Group is in violation of, or in default under, any of the terms or provisions of (i) its governing instruments and (ii) except where any such default would not reasonably be expected to have a material adverse effect on the Business Conditions of the CWCO Group, (A) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (B) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (C) any license, permit, certification, registration, approval, consent or franchise.
          (bb) Except as expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to the knowledge of CWCO, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which any member of the CWCO Group is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Ordinary Shares, or that, if determined adversely to any member of the CWCO Group would, in any case or in the aggregate, result in any material adverse change in the Business Conditions of the CWCO Group, nor, to the knowledge of CWCO, is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining any member of the CWCO Group from, or requiring any member of the CWCO Group to take or refrain from taking, any action, or to which any member of the CWCO Group or their properties, assets or businesses are bound or subject, except for such orders, judgments or decrees which would not have a material adverse effect on the Business Conditions of the CWCO Group.
          (cc) Each member of the CWCO Group owns, or possesses adequate rights to use, or can acquire on reasonable terms, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for each member of the CWCO Groups’s business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of the CWCO Group as described in the Registration Statement, the Disclosure Package or the Prospectus (collectively, the “Intellectual Property”), except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not have a material adverse effect on the Business Conditions of the CWCO Group. To the knowledge of CWCO, no member of the CWCO Group has infringed, is infringing or has received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the Business Conditions of the CWCO Group, and CWCO knows of no reasonable basis therefor. To the knowledge of CWCO, no other parties have infringed upon or are in conflict with any Intellectual Property. No member of the CWCO Group is a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by any member of the CWCO Group to any person by reason of the ownership or use of any Intellectual Property.
          (dd) Each member of the CWCO Group has good and marketable title to all property described in the Registration Statement, the Disclosure Package or the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or such as do not materially adversely affect the Business

Conditions or the conduct of the business of the CWCO Group, as described in the Registration Statement, the Disclosure Package or the Prospectus. Each member of the CWCO Group has insured its property against loss or damage by fire, hurricane or other casualty, in amounts reasonably believed by CWCO to be adequate, and maintains insurance against such other risks as management of CWCO deems appropriate. All real and personal property leased by each member of the CWCO Group, as described or referred to in the Registration Statement, the Disclosure Package or the Prospectus, is held by the respective member of the CWCO Group under valid and enforceable leases, except where the invalidity or unenforceability of any lease would not have a material adverse effect on the Business Conditions of the CWCO Group. The executive offices and facilities of the CWCO Group (the “Premises”), and all operations presently or formerly conducted thereon by the CWCO Group or any predecessors thereof, are now and, since the CWCO Group began to use such Premises, always have been and, to the knowledge of CWCO prior to when the CWCO Group began to use such Premises, always had been, in compliance with all statutes, ordinances, regulations, rules, standards and requirements of common law applicable to the areas in which the CWCO Group provide service concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the “Environmental Laws”), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of the CWCO Group. To the knowledge of CWCO, the facilities of the CWCO Group produce water of sufficient quality and quantity to supply the current and planned customers and service areas of the CWCO Group, and are not subject to any restriction on water processing under any law, regulation, rule, order or permit, except as expressly described in the Registration Statement, the Disclosure Package or the Prospectus and such as do not materially adversely affect the Business Conditions or the conduct of the business of the CWCO Group. To the knowledge of CWCO, there are no conditions on, about, beneath or arising from the Premises, in close proximity to the Premises or at any other location that might give rise to liability or the imposition of a statutory lien under any of the Environmental Laws, or affect the quality of the water processed by the CWCO Group, and that would materially adversely affect the Business Conditions of the CWCO Group, except as described in the Registration Statement, the Disclosure Package or the Prospectus. Except as expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus, or which will not materially adversely affect the Business Conditions of the CWCO Group (i) no member of the CWCO Group has received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against the CWCO Group or any portion of the Premises or any parcel in close proximity to the Premises relating to any of the Environmental Laws and (ii) no member of the CWCO Group has received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with “hazardous substances” (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises, near the Premises or at any other location.
          (ee) Each member of the CWCO Group maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ff) CWCO is in compliance with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable, or will be applicable as of the Closing Date, to CWCO.
          (gg) Each member of the CWCO Group and their respective affiliates (the “Employers”) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by contractual commitments with respect to, certain pension, retirement, or profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health and welfare benefit plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings (the “Plans”).
          With respect to each of the Plans:
               (i) The terms of each of the Plans are in writing, and each of the Plans has been maintained and administered in accordance with its terms and any applicable collective bargaining agreements.
               (ii) Each of the Plans has been maintained and administered in compliance with all regulations, rules, standards and requirements of the common law and the laws concerning the establishment, funding, taxation and administration of such Plans of the Cayman Islands, The Bahamas, Belize, Barbados and the British Virgin Islands, including without limitation any such laws governing the conduct of the trustees, fiduciaries or administrators of such Plans (collectively, the “Employee Benefits Laws”) except to the extent any failure in such compliance would not adversely affect the Business Conditions of the CWCO Group. None of the Plans are subject to the Employee Retirement Income Security Act of 1974 as amended (“ERISA”).
               (iii) None of the Plans is a defined benefit pension plan, under which the Employer is obligated to fund, or contribute to the funding of, the payment of a defined retirement benefit based on an employee’s accumulated compensation, service or other factors.
               (iv) None of the Plans provides retiree life or retiree health insurance, except as may be required by applicable Employee Benefits laws.
               (v) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of CWCO, threatened, and to CWCO’s best knowledge, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course) related to the Plans.
               (vi) All contributions and/or insurance premiums required to be paid as of the Closing Date by the Employers with respect to such Plans have been paid.
               (vii) The Employers have made all disclosures to participants and governmental authorities, including tax filings as applicable, with respect to such Plans as may be required by applicable Employee Benefits law.

          (hh) No labor dispute exists with the Employer’s employees, and to the knowledge of CWCO, no such labor dispute is threatened. CWCO has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of the CWCO Group that would materially adversely affect the Business Conditions of the CWCO Group. None of the Employer’s employees is covered by a collective bargaining agreement and no union organizing activity exists with respect to any of such employees.
          (ii) There are no contracts, agreements or understandings between any member of the CWCO Group and/or any person that would give rise to a valid claim against any member of the CWCO Group and/or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein, the Registration Statement, the Disclosure Package and the Prospectus or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the CWCO Group or, to the knowledge of the CWCO Group, any of its officers, directors, stockholders, employees or affiliates that may affect the Underwriters’ compensation as determined by the NASD.
          (jj) CWCO is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefor described in the Registration Statement, Disclosure Package or the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. None of the CWCO Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended.
          (kk) The Company is not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code and based on current operating plans and financial projections the Company is not likely to become a PFIC as a result of the offer and sale of the Shares or otherwise.
          (ll) Each member of the CWCO Group has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required of them to own their properties and conduct their businesses in the manner described in the Registration Statement, the Disclosure Package or the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except to the extent that failure to receive such Permits would not have a material adverse effect on the Business Conditions of the CWCO Group; and each member of the CWCO Group has fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus; and, except as described in the Registration Statement, the Disclosure Package or the Prospectus, such Permits contain no restrictions that materially affect the ability of any member of the CWCO Group to conduct their businesses.

          (mm) No statement, representation, warranty or covenant made by CWCO in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representatives is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No transaction has occurred or is proposed between or among CWCO and any of its officers, directors or shareholders or any affiliate of the foregoing, or any affiliate of the foregoing that is required to be described in and is not described in the Registration Statement, the Disclosure Package or the Prospectus.
          (nn) No member of the CWCO Group or any officer, director, employee, partner, agent or other person acting on behalf of any member of the CWCO Group has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of the CWCO Group, or any actual or proposed business transaction of any member of the CWCO Group, as the case may be that (i) could subject any member of the CWCO Group to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the Business Conditions of the CWCO Group, or (ii) with respect to any member of the CWCO Group or any officer or director thereof, violates any law, rule or regulation to which any member of the CWCO Group is subject.
          (oo) CWCO’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the SEC adopted thereunder and Rules 4200 and 4350 of the NASD that are applicable as of the Closing Date. CWCO’s audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the SEC adopted thereunder and Rules 4200 and 4350 of the NASD that are applicable as of the Closing Date.
          (pp) At the time of filing the Registration Statement and as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes hereof), CWCO was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act), without taking account of any determination by the SEC pursuant to Rule 405 of the Act that it is not necessary that CWCO be considered an Ineligible Issuer.
          (qq) No statement, representation, warranty or covenant made by CWCO in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representatives is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No relationship, direct or indirect, exists between or among any member of the CWCO Group, on the one hand, and the directors, officers, stockholders, customers or suppliers of any member of the CWCO Group, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by any member of the CWCO Group to or for the benefit of any of the officers or directors of any member of the CWCO Group or any of their respective immediate family members, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

          (rr) The Registration Statement, the Disclosure Package, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Disclosure Package, the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed. No authorization, approval, consent, order, registration or qualification of or with any court or governmental or regulatory authority, other than such as has been obtained, is required under the securities laws and regulations of foreign jurisdictions in which the Shares are offered outside the United States. Neither CWCO nor, to the knowledge of CWCO, any other person associated with or acting on behalf of CWCO, including without limitation any director, officer, agent or employee of CWCO, has offered or caused the Underwriters to offer any of the Shares to any person with the specific intent to unlawfully influence a customer, supplier or other business associate of CWCO to alter the customer’s, supplier’s or other such person’s level or type of business with CWCO or a trade journalist or publication to write or publish favorable information about CWCO or its products.
          (ss) Any certificate signed by any officer of any member of the CWCO Group in such capacity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the applicable member of the CWCO Group to the several Underwriters as to the matters covered thereby.
     2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, CWCO shall sell the Firm Shares to the several Underwriters at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, and the Underwriters, severally and not jointly, shall purchase from CWCO on a firm commitment basis, at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, the respective amounts of the Firm Shares set forth opposite their names on Schedule I hereto. Except as provided in Sections 4 and 12 hereof, the agreement of each Underwriter is to purchase only that number of Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Shares to the public as set forth in the Prospectus.
     3. Payment and Delivery. The Firm Shares shall be issued in the form of one or more fully registered global securities (the “Global Securities”) in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (“DTC”) or in such names as the Representatives may request upon at least 48 hours’ prior notice to CWCO, and shall be delivered by or on behalf of CWCO to the Representatives for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as CWCO shall designate in writing (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by CWCO). The closing of the sale and purchase of the Firm Shares shall be held at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania for the respective accounts of the Underwriters. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the

Representatives. Such time and date are referred to herein as the “Closing Date.” CWCO shall make the Global Securities representing the Firm Shares available for examination by the Representatives and counsel for the Underwriters at the Philadelphia correspondent office of CWCO’s transfer agent not less than one full business day prior to the Closing Date.
     4. Option to Purchase Optional Shares.
          (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by CWCO to purchase all or any part of the Optional Shares (the “Over-allotment Option”). The purchase price to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus. The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.
          (b) The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters by giving notice to CWCO by a letter sent by facsimile (such notice to be effective when received), addressed as provided in Section 14 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representatives not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an “Option Closing Date,” and a closing held pursuant to such a notice is referred to herein as an “Option Closing.” Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the several Underwriters shall become severally, but not jointly, obligated to purchase from CWCO the number of Optional Shares specified in each notice of exercise of the Over-allotment Option (allocated among them in accordance with Section 4(c) hereof).
          (c) The number of Optional Shares to be purchased by each Underwriter pursuant to each exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Firm Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Firm Shares. Notwithstanding the foregoing, the number of Optional Shares purchased and sold pursuant to each exercise of the Over-allotment Option shall be subject to such adjustment as the Representatives may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in the agreement entered into by and among the Underwriters in connection herewith (the “Agreement Among Underwriters”).

          (d) The Optional Shares shall be issued in the form of one or more Global Securities in book-entry form in such denominations and registered in the name of the nominee of DTC or in such names as the Representatives may request upon at least 48 hours’ prior notice to CWCO, and shall be delivered by or on behalf of CWCO to the Representatives for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as CWCO shall designate in writing (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by CWCO). The closing of the sale and purchase of the Optional Shares shall be held at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania for the respective accounts of the Underwriters. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the Option Closing Date. CWCO shall make the Global Securities representing the Optional Shares available for examination by the Representatives and counsel for the Underwriters at the Philadelphia correspondent office of CWCO’s transfer agent not less than one full business day prior to the Option Closing Date.
     5. Certain Covenants and Agreements of CWCO. CWCO covenants and agrees with the several Underwriters as follows:
          (a) If Rule 430A of the Regulations is employed, CWCO will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representatives of the time and manner of such filing.
          (b) CWCO will not file with the SEC the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement or the Disclosure Package, and will not use, authorize, refer to or file any Issuer Free Writing Prospectus, unless the Representatives has received a reasonable period of time to review any such proposed amendment, supplement or Issuer Free Writing Prospectus and consented thereto, such consent not to be unreasonably withheld, and, as to amendments, will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Representatives or counsel for the Underwriters, CWCO will promptly prepare and file with the SEC, in accordance with the Regulations of the SEC, any amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use their reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, CWCO will file any amendment or supplement to the Prospectus or the Disclosure Package with the SEC in the manner and within the time period required by Rule 424(b) or Rule 433 under the Act. CWCO will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or the Disclosure Package or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each filing or effectiveness.
          (c) CWCO will advise the Representatives immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) when any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or the Disclosure Package or any amended Prospectus or Disclosure Package has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement, the Disclosure Package or the Prospectus or for additional information, (vi) during the period when a Prospectus is required to be delivered under the Act and Regulations (the “Prospectus Delivery Period”), of the happening of any event as a result of which any Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (vii) during the Prospectus Delivery Period, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the approval of the Shares for quotation on The Nasdaq Global Select Market or the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to CWCO. CWCO will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.
          (d) CWCO has delivered to the Representatives, without charge, as many copies of each Preliminary Prospectus as the Representatives have reasonably requested. CWCO will deliver to the Representatives, without charge, the Registration Statement, the Disclosure Package and the Prospectus, and any supplements and amendments thereto, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as supplemented or amended) as the Representatives may reasonably request. CWCO hereby consents to the use of such copies of the Disclosure Package and the Prospectus for purposes permitted by the Act, the Regulations and the securities laws of the states or foreign jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and during the Prospectus Delivery Period. CWCO has furnished or will furnish to the Representatives at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representatives such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representatives may reasonably request.
          (e) CWCO will comply with the Act, the Regulations, the Exchange Act and the rules and regulations of the SEC adopted thereunder so as to permit the continuation of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.
          (f) CWCO will furnish such information and pay such filing fees and other expenses as may be required, including its counsel’s reasonable legal fees and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities laws of such jurisdictions in which the Representatives determine to offer the Shares, after consultation with CWCO, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, CWCO would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. CWCO will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offering and sale. CWCO will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the inclusion of the Shares for quotation on The Nasdaq Global Select Market. CWCO will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for a period of three years from the Effective Date.
          (g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the Prospectus Delivery Period), as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would contain, in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, if it is necessary at any time to amend the Disclosure Package or the Prospectus to comply with the Act or the Regulations or any applicable securities laws, CWCO promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representatives and counsel for the Underwriters) as the Representatives may reasonably request. For purposes of this Section 5(g), CWCO will provide such information to the Representatives, the Underwriters’ counsel and counsel to CWCO as shall be necessary to enable such persons to consult with CWCO with respect to the need to amend or supplement the Disclosure Package or the Prospectus or to file any document, and shall furnish to the Representatives and the Underwriters’ counsel such further information as each may from time to time reasonably request.
          (h) CWCO agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by CWCO with the SEC or retained by CWCO under Rule 433 of the Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” CWCO agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

          (i) CWCO will make generally available to its security holders not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, an earnings statement of CWCO (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months.
          (j) Prior to the Closing Date, CWCO will issue no press release or other communications directly or indirectly and hold no press conference with respect to CWCO or the CWCO Group, the Business Conditions of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of CWCO and its counsel, and after notification to the Representatives such press release or communication is required by law.
          (k) For a period of three years from the Effective Date, CWCO will deliver to the Representatives and, upon request, to each of the Underwriters: ((i) a copy of each report or document, including, without limitation, reports on Forms 6-K, 8-K, 20-F, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or the NASD, promptly after the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of CWCO mailed to its security holders; and (iii) every material press release in respect of CWCO or its affairs that is released or prepared by CWCO.
          (l) During the course of the distribution of the Shares, CWCO and its Subsidiaries will not and CWCO shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or ((ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.
          (m) CWCO has caused each person listed on Schedule III hereto to execute an agreement (a “Lock-up Agreement”) in form and substance satisfactory to the Representatives and the Underwriters’ counsel CWCO has delivered such agreements to the Representatives prior to the date of this Agreement. Appropriate stop transfer instructions will be issued by CWCO to the transfer agent for the Ordinary Shares and a copy of such instructions will be delivered to the Representatives.
          (n) During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, CWCO will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Act in respect of, any shares of Ordinary Shares, options or warrants to acquire Ordinary Shares or securities exchangeable or exercisable for or convertible into Ordinary Shares (other than as contemplated by this Agreement with respect to the Shares); provided, however, that CWCO may (i) issue Ordinary Shares or options to purchase Ordinary Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (ii) in connection with a strategic partnership, joint venture, collaboration, lending or other similar arrangement, or (iii) in connection with the acquisition or license by CWCO of any business, products or technologies; provided, further, that the shares issuable under clauses (ii) and (iii) shall not exceed, in the aggregate during such 90-day period, five percent (5%) of CWCO’s outstanding capital stock measured as of the Closing Date, including the Shares to be issued and sold hereunder. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period CWCO issues an earnings release or material news or a material event relating to CWCO occurs, or (y) prior to the expiration of the 90-day restricted period, CWCO announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. CWCO will provide the Representatives with prior notice of any announcement described in clause (y) of the preceding sentence that gives rise to an extension of the restricted period; provided, however, that this sentence shall not apply if the research published or distributed on CWCO is compliant under Rule 139 of the Act and CWCO’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
          (o) For a period of three years from the Effective Date, CWCO will use all reasonable efforts to maintain the listing of the Ordinary Shares (including, without limitation, the Shares) on The Nasdaq Global Select Market or on a national securities exchange.
          (p) CWCO shall, at its sole cost and expense, supply and deliver to the Representatives and the Underwriters’ counsel, within a reasonable period from the Closing Date, transaction binders in such number and in such form and content as the Representatives reasonably request.
          (q) CWCO will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.
     6. Certain Covenants and Agreement of Underwriters. The Underwriters agree that, unless the Representatives obtain the prior written consent of CWCO, they will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by CWCO with the SEC or retained by CWCO under Rule 433 of the Act; provided that the prior written consent of CWCO shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by CWCO is hereinafter deemed to be a Permitted Free Writing Prospectus.
     7. Payment of Fees and Expenses.
          (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, CWCO will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of CWCO under this Agreement, including: (i) the fees and expenses of the accountants and counsel for CWCO incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), the Disclosure Package, any Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, the Disclosure Package, any Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters’ Questionnaire, the power of attorney executed by each of the Underwriters and the Selected Dealer Agreement and related documents; (iii) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD, including the reasonable fees and expenses of the Underwriters’ counsel, provided that the aggregate fees and expenses for Underwriters’ counsel under this clause (iii) shall not exceed $50,000; (iv) the filing fees of the SEC; (v) the cost of furnishing to the Underwriters copies of the Registration Statement, the Disclosure Package, any Preliminary Prospectuses and Prospectuses as herein provided; (vi) CWCO’s travel expenses in connection with meetings with the brokerage community and institutional investors; (vii) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by CWCO; (viii) any fees or costs payable to The Nasdaq Global Select Market as a result of the offering; (ix) the cost of preparing, issuing and delivery to the Underwriters of any certificates evidencing the Shares; (x) the costs and charges of any transfer agent; (xi) the reasonable costs of advertising the offering; (xii) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by CWCO; and (xiii) all other costs and expenses reasonably incident to the performance of CWCO’s obligations hereunder that are not otherwise specifically provided for in this Section 7(a); provided, however, that the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than CWCO’s travel expenses, and the fees and expenses of their counsel for other than with respect to NASD matters.
          (b) CWCO shall pay as due any state or foreign registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such registration, qualification or filing in the states and foreign jurisdictions in which the Representatives determine to offer or sell the Shares.
     8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of CWCO, to the performance by CWCO of its covenants and obligations hereunder, and to the following additional conditions:
          (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations, or CWCO shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective. CWCO shall have filed any material required to be filed by CWCO with the SEC in the manner and within the time period required by Rule

433 of the Regulations, including the Issuer Free Writing Prospectus and the Other Free Writing Prospectus.
     (b) If CWCO elects to rely upon Rule 462(b), CWCO shall file a Rule 462(b) Registration Statement with the SEC in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and CWCO shall at the time of filing either pay to the SEC the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.
     (c) On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein), the 462(b) Registration Statement or any post-effective amendment to the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representatives’ knowledge or the knowledge of CWCO, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Representatives pursuant to Section 5(f) hereof. Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.
     (d) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement, the Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters. CWCO shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Representatives shall have received from the Underwriters’ counsel, Ballard Spahr Andrews & Ingersoll, LLP an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representatives as representatives of the several Underwriters, which opinion shall be satisfactory in all respects to the Representatives.
     (e) The Representatives shall have received a copy of an executed Lock-up Agreement from each of the persons listed on Schedule II hereto.
     (f) On the Closing Date and any Option Closing Date, there shall have been delivered to the Representatives signed opinions of Edwards Angell Palmer & Dodge LLP, United States. securities law counsel to CWCO, Myers & Alberga, Cayman Islands counsel to CWCO, ___, Belize counsel to CWCO, ___, British Virgin Islands counsel to CWCO, ___, The Bahamas counsel to CWCO and ___, Barbados counsel to CWCO, dated as of each such date and addressed to the Representatives as representatives of the several Underwriters to the effect set forth in Exhibit A hereto or to such effect as is otherwise reasonably satisfactory to the Representatives.
     (g) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and in all material respects shall conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of the CWCO Group from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by any member of the CWCO Group other than in the ordinary course of business, that has not been, but would be required to be, set forth in the Registration Statement, the Disclosure Package or the Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto, or the Disclosure Package and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which any member of the CWCO Group is a party, that has not been, but would be required to be set forth in the Registration Statement, the Disclosure Package or the Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against any member of the CWCO Group that would be required to be set forth in the Disclosure Package or the Prospectus, other than as set forth therein, and except as set forth in the Disclosure Package or the Prospectus no proceedings shall be pending or threatened against or directly affecting any member of the CWCO Group before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the Business Conditions of the CWCO Group.
     (h) The Representatives shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of CWCO dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representatives, as representatives of the several Underwriters, to the effect that (i) the representations and warranties of CWCO in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that CWCO has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 8 hereof have been satisfied.
     (i) At the time this Agreement is executed and at the Closing Date and any Option Closing Date the Representatives shall have received a letter, dated the date of delivery thereof, addressed to the Representatives, individually and as representatives of the several Underwriters, in form and substance satisfactory to the Representatives in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) from Rachlin and KPMG:
               (i) confirming they are independent certified public accountants within the meaning of the Act and the Regulations and stating that the section of the Registration Statement, the Disclosure Package and the Prospectus under the caption “Experts” is correct insofar as it relates to them;
               (ii) stating that, in their opinion, the consolidated financial statements, schedules and notes of CWCO audited by them and included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;
               (iii) stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim consolidated financial statements of CWCO (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the shareholders and the Boards of Directors of each member of the CWCO Group and the Audit and Executive and Compensation Committees of such Boards and inquiries to certain officers and other employees of CWCO responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that at a specified date not more than five business days prior to the date of such letter, there was any: (A) change in the capital stock other than (1) the issuance of Ordinary Shares upon the exercise of currently outstanding options and warrants as described in Registration Statement, the Disclosure Package and the Prospectus, (2) the grant of options to purchase Ordinary Shares under CWCO’s currently outstanding stock options plans and the issuance of Ordinary Shares upon the exercise thereof, and (3) the issuance of redeemable preferred stock under CWCO’s Employee Share Incentive Plan, (B) increase in long-term debt of CWCO, which is currently $___or (C) any decrease in consolidated net current assets or shareholders equity of CWCO as compared with the amounts shown in the December 31, 2005 audited balance sheets of CWCO included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus or that for the periods from December 31, 2005 to the date of the latest available unaudited financial statements of CWCO, if any, and to a specified date not more than five days prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement, the Disclosure Package and the Prospectus disclose have occurred or may occur and except for such other changes, decreases or increases which the Underwriters shall in their sole discretion accept;
               (iv) stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus that have been reasonably specified by the Representatives prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of CWCO’s accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by CWCO) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement; and
               (v) stating that, on the basis of specified procedures, which included (A) a reading of the unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2005, included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus; (B) inquiry of management of each member of the CWCO Group who have responsibility for financial and accounting matters; (C) proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements, that nothing came to their attention as a result of the above procedures, however, that caused them to believe that the unaudited pro forma condensed consolidated financial statements included, or incorporated by reference, in the Registration Statement, the Disclosure Package or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.
          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.
          (j) All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement and the form of the Registration Statement and the Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriters. CWCO shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.
          (k) The Shares shall have been included for quotation on The Nasdaq Global Select Market.
          (l) There shall have been duly tendered to the Representatives for the respective accounts of the Underwriters, certificates representing all of the Shares to be purchased by the Underwriters on the Closing Date or Option Closing date, as the case may be.
          (m) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
          (n) At the Closing Date and any Option Closing Date, the Representatives shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.
          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and the Underwriters’ counsel. CWCO shall furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request. If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Representatives may on behalf of the several Underwriters, terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriters to CWCO, except that Section 7 and Section 9 shall at all times be effective and shall survive such termination.
     9. Indemnification and Contribution.
          (a) CWCO shall indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act and the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon or caused by any breach of CWCO’s representations and warranties made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, any application or other document filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or The Nasdaq Global Select Market (in this Section 9 collectively called “application”), or the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to CWCO by any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement, the Disclosure Package or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be; and further provided, however, that the indemnification contained in this Section 9(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that CWCO has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The obligations of CWCO under this Section 9(a) will be in addition to any liability CWCO may otherwise have.
          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless CWCO, each of the directors of CWCO, each of the officers of CWCO who shall have signed the Registration Statement, and each other person, if any, who controls CWCO within the meaning of the Act to the same extent as the foregoing indemnities from CWCO to the several Underwriters, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any

Preliminary Prospectus, the Disclosure Package, the Registration Statement or Prospectus or any amendment or supplement thereto or any application or in any communication to the SEC in reliance upon, and in conformity with written information furnished to CWCO by any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC, as the case may be. The obligations of each Underwriter under this Section 9(b) will be in addition to any liability which such Underwriter may otherwise have.
          (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 9(a) or (b) hereof, such person (hereinafter called the “indemnified party”) shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in Section 9 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under Section 9. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties. Expenses covered by the indemnification in Section 9, as the case may be, shall be paid by the indemnifying party as they are incurred by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Notwithstanding anything in this Section 9 or Section 10 to the contrary, an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

          (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 9(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses or actions, inquiries, investigations or proceedings in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by CWCO on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of CWCO on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by CWCO on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by CWCO bears to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CWCO on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          CWCO and the Underwriters agree that it would not be just and equitable if contributions to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (i) the provisions of the Agreement Among Underwriters shall govern contribution among Underwriters, (ii) no Underwriter (except as provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their individual underwriting obligations and not joint.
     10. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriters and CWCO, including, without limitation, the indemnity and contribution agreements contained in Section 9 hereof and the agreements contained in Sections 5, 7, 11, and 12 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.
     11. Effective Date of This Agreement and Termination Hereof.
          (a) This Agreement shall become effective at 10:00 a.m., Philadelphia, Pennsylvania time, on the first business day following the Effective Date or at the time of the public offering by the Underwriters of the Shares, whichever is earlier, except that the provisions of Sections 7, 9, 10 and 11 hereof shall be effective upon execution hereof. The time of the public offering, for the purpose of this Section 11, shall mean the time when any of the Shares are first released by the Underwriters for offering by dealers. The Representatives and CWCO may prevent the provisions of this Agreement (other than those contained in Sections 7, 9, 10 and 11) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in Section 11(c) hereof before the time the other provisions of this Agreement become effective.
          (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Sections 8 and 12 hereof or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of the CWCO Group, whether or not arising in the ordinary course of business, that would, in the Representatives’ opinion, make the offering or delivery of the Shares impracticable; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representatives’ reasonable opinion, make the offering or delivery of the Shares impracticable; (iii) any suspension or limitation of trading generally in securities on The Nasdaq Global Select Market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representatives’ reasonable opinion materially and adversely affects trading on such exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives’ reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the CWCO Group; (v) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives’ reasonable opinion has a material adverse effect on the securities markets in the United States; or (vii) trading in any securities of CWCO shall have been suspended or halted by The Nasdaq Global Select Market or the SEC.

          (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Representatives shall notify CWCO hereof promptly by telephone or facsimile, confirmed by letter.
     12. Default by an Underwriter.
          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Optional Shares hereunder, and if the Firm Shares or Optional Shares with respect to which such default relates do not exceed in the aggregate 10% of the number of Firm Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase on the relevant Closing Date or Option Closing Date, then the Representatives may make arrangements satisfactory to CWCO for the purchase of such Firm Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the relevant Closing Date or Option Closing Date, such Firm Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.
          (b) If such default relates to more than 10% of the Firm Shares or Optional Shares, as the case may be, the Representatives may in their discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Firm Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representatives do not arrange for the purchase of the Firm Shares or Optional Shares to which a default relates as provided in this Section 12, this Agreement may be terminated by the Representatives or by CWCO without liability on the part of the non-defaulting several Underwriters (except as provided in Section 9 hereof) or CWCO (except as provided in Sections 7 and 9 hereof); provided that if such default occurs with respect to Optional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination. Nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to CWCO for damages occasioned by its default hereunder.
          (c) If the Firm Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties, the Representatives or CWCO shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and CWCO agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The terms “Underwriters” and “Underwriter” as used in this Agreement shall include any party substituted under this Section 12 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and/or Optional Shares.
     13. Information Furnished by Underwriters. The statement set forth on the third paragraph from the bottom of the cover page of the Prospectus regarding the terms of the Offering by the Underwriters, the identity of the Underwriters set forth in the first paragraph under the heading “Underwriting,” the concession and reallowance figures appearing in the fifth paragraph under the heading “Underwriting,” and the paragraphs under the subheading “Stabilization” regarding stabilization, passive market making, syndicate covering transactions, penalty bids and discretionary authority under the heading “Underwriting” constitute the only written information furnished by reference or on behalf of any Underwriter referred to in Sections 1(c), 1(d), 1(e) and 9 hereof.
     14. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered or telecopied and confirmed to such Underwriter, c/o Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. William L. Rulon-Miller, facsimile number (215) 665-6197, c/o Boenning & Scattergood, Inc., 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, Pennsylvania 19428, Attention: James Adducci, facsimile number (610) 832-5301, c/o Brean Murray, Carret & Co., LLC, 570 Lexington Avenue, 11th Floor, New York, New York 10022, Attention: John Fletcher, facsimile number (212) 702-6548, c/o The Seidler Companies Incorporated, 5515 South Figueroa Street, Suite 1100, Los Angeles, California 90071, Attention: Brian Wood, facsimile number (213) 688-8896, with a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Justin P. Klein, Esquire, facsimile number (215) 864-9166; if sent to CWCO, shall be mailed, delivered or telecopied and confirmed to Consolidated Water Co. Ltd., Trafalgar Place, West Bay Road, P.O. Box 1114GT, Grand Cayman, Cayman Islands, B.W.I., Attention: Jeffrey M. Parker, facsimile number (345) 949-2957, with a copy to Edwards Angell Palmer & Dodge LLP, 350 East Las Olas Boulevard, Suite 1150, Fort Lauderdale, Florida 33301-4215, Attention: Leslie J. Croland, P.A., facsimile number (954) 727-2601.
     15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, CWCO, and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms “successors” and “assigns” shall not include any purchaser of the Shares merely because of such purchase.
     16. Definition of Business Day. For purposes of this Agreement, “business day” means any day on which The Nasdaq Global Select Market is opened for trading.
     17. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages), and all such counterparts will constitute one and the same instrument. This agreement and any signed agreement or instrument entered into in connection with this agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, the other party shall re-execute original forms thereof and deliver them to the other party. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

     18. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.
     19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     20. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) must be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Pennsylvania in each case located in the City and County of Philadelphia (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by certified mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     21. Entire Agreement. Other than Sections _____ and _____ of the letter agreement dated September 8, 2006 between CWCO and Janney Montgomery Scott LLC (as amended), this Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
     22. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
     23. Sophisticated Parties; No Fiduciary Relationship. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate CWCO, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act. CWCO acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, CWCO, on the one hand, and the Underwriters, on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Underwriter and each expressly disclaims any fiduciary relationship.

     If the foregoing correctly sets forth your understanding of our agreement, please sign and return to CWCO the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours, CONSOLIDATED WATER CO. LTD.
By:
Frederick W. McTaggart
President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT LLC,	BREAN MURRAY, CARRET & CO., LLC,
As Representative of the several Underwriters named on Schedule I	As Representative of the several Underwriters named on Schedule I

By: JANNEY MONTGOMERY SCOTT LLC	By: BREAN MURRAY, CARRET & CO., LLC

By:	By:

Name:	Name:
Title:	Title:

BOENNING & SCATTERGOOD, INC.,	THE SEIDLER COMPANIES INCORPORATED,
As Representative of the several Underwriters named on Schedule I	As Representative of the several Underwriters named on Schedule I

By: BOENNING & SCATTERGOOD, INC.	By: THE SEIDLER COMPANIES INCORPORATED

By:	By:

Name:	Name:
Title:	Title:

SCHEDULE I
Schedule of Underwriters

Number of Firm Shares
Underwriter	to be Purchased

Janney Montgomery Scott LLC	[_________]

Boenning & Scattergood, Inc.	[_________]

Brean Murray, Carret & Co., LLC	[_________]

The Seidler Companies Incorporated	[_________]

Total	[1,500,000]

SCHEDULE II
Issuer Free Writing Prospectus

SCHEDULE III
Persons Who Are to Deliver Lock-Up Agreements
     Lock-Up Agreements are to be delivered by the following persons and entities immediately prior to the time the SEC declares the Registration Statement effective:

Jeffrey M. Parker
Frederick W. McTaggart
David W. Sasnett
Ramjeet Jerrybandan
Gregory S. McTaggart
Robert B. Morrison
Gerard J. Pereira
William T. Andrews
Brian E. Butler
Steven A. Carr
Carson K. Ebanks
Richard L. Finlay
Clarence B. Flowers, Jr.
Wilmer Pergande
Leonard Sokolow
Raymond Whittaker

EXHIBIT A
Matters to be Covered in the Opinions of
Counsels for the CWCO Group
     1. CWCO has been duly organized and is validly existing as a corporation in good standing under the laws of the Cayman Islands with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.
     2. Each CWCO Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own its properties and conduct its current business. The outstanding shares of capital stock of each CWCO Subsidiary owned by CWCO, directly or indirectly, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by CWCO, either directly or indirectly, free and clear of all liens, encumbrances and security interests. To the best knowledge of such counsel, no options, warrants or other rights to purchase any shares of capital stock of CWCO are outstanding.
     3. CWCO has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Registration Statement, the Disclosure Package and the Prospectus and the authorized Ordinary Shares have been duly authorized. The outstanding shares of Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Ordinary Shares conform as to legal matters to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. Certificates for the Ordinary Shares to be sold by CWCO pursuant to this Agreement (the “Shares”) are in due and proper form and the have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders, by operation of law, or to the knowledge of such counsel, by contract exists with respect to any of the Shares or the issue and sale thereof.
     4. Based on the oral advice of a member of the Division of Corporation Finance of the SEC, the Registration Statement has become effective under the Act, and no stop order proceedings with respect thereto have been instituted or are pending or, to the best knowledge of such counsel, threatened under the Act.
     5. The Registration Statement, the Disclosure Package and the Prospectus and each amendment or supplement thereto and each document incorporated by reference therein, comply as to form in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and notes thereto, schedules and other financial and statistical information included or incorporated by reference therein).
     6. The statements under the caption “Description of Capital Stock” in the Registration Statement, the Disclosure Package or the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate and fairly present the information called for with respect to such documents and matters.
     7. Such counsel does not know of any contracts or documents required to be filed as exhibits to, or incorporated by reference in, the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed, incorporated by reference or described as required, and such required contracts and documents as are summarized in the Registration Statement, the Disclosure Package or the Prospectus are fairly summarized in all material respects.
     8. There are no material legal proceedings pending or to the knowledge of such counsel, threatened against any member of the CWCO Group, except as set forth in the Prospectus.
     9. This Agreement has been duly authorized, executed and delivered by CWCO, and, assuming due execution by the Representatives of the Underwriters, constitutes the valid and binding agreement of CWCO, enforceable against CWCO, in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated does not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the respective governing documents of each member of the CWCO Group, or to such counsel’s knowledge, any agreement or instrument to which any member of the CWCO Group is a party or by which any of them may be bound that is material to the CWCO Group, taken as a whole.
     10. No approval, consent, order or authorization by any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or by state securities and Blue Sky laws as to which such counsel need express no opinion).
     11. Neither CWCO nor any of its subsidiaries is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
     12. In addition to the matters set forth above, although such counsel has not undertaken, except as otherwise indicated in this opinion, to determine independently, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, such counsel has participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that would cause such counsel to have reason to believe that (a) the Registration Statement or any post-effective amendment thereto on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading, (b) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) and on the Closing Date or Option Closing Date, as the case may be, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Disclosure Package at the Initial Sale Time and on the Closing Date or Option Closing Date, as the case may be, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that with respect to clauses (a), (b) and (c) above such counsel need express no opinion with respect to the financial statements and notes thereto, financial schedules and financial information included in the Registration Statement, the Disclosure Package or the Prospectus.
     The foregoing opinion may be limited to the laws of the United States, the laws of the Cayman Islands, the British Virgin Islands, Barbados and The Bahamas. Such counsel may rely as to questions of fact upon the representations of CWCO set forth in this Agreement and upon certificates of officers of CWCO and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriters.